Exhibit 99.1

NEWS RELEASE

Contacts:

Jeff Warren	Chuck Grothaus
Investor Relations	Public Relations
763-505-2696	763-505-2614
FOR IMMEDIATE RELEASE
MEDTRONIC REPORTS FIRST QUARTER REVENUE OF $3.9 BILLION
•	Constant currency revenue growth of 10%; 6% as reported

•	Non-GAAP diluted EPS of $0.79; GAAP diluted EPS of $0.40

•	International revenue of $1.5 billion grew 16% on a constant currency basis; 6% as reported
MINNEAPOLIS — August 25, 2009 — Medtronic, Inc. (NYSE:MDT) today announced financial results for its first quarter of fiscal year 2010, which ended July 31, 2009.
The company reported first quarter revenue of $3.933 billion, a 6 percent increase compared to the $3.706 billion reported in the first quarter of fiscal year 2009. Revenue growth on a constant currency basis was 10 percent after adjusting for a $145 million negative foreign currency translation. This quarter contained 14 weeks, one more week than the first quarter of fiscal year 2009.
As reported, first quarter net earnings were $445 million, or $0.40 per diluted share, both decreasing 38 percent over the same period in the prior year. As detailed in the attached table, adjusting for restructuring and certain litigation charges, and the impact of adopting a new accounting standard for non-cash interest expense on convertible debt, first quarter net earnings and diluted earnings per share on a non-GAAP basis were $883 million and $0.79, an increase of 9 percent and 10 percent, respectively, over the same period in the prior year.

“I am pleased with our solid first quarter performance and the progress it represents toward fulfilling our full year commitments,” said Bill Hawkins, Medtronic chairman and chief executive officer. “I am confident that our efforts to fuel innovation and develop a strong product pipeline positions us well for sustained growth during the remainder of the fiscal year and beyond.”
Revenue outside the United States of $1.542 billion grew 6 percent compared to the same period last year, or 16 percent on a constant currency basis, accounting for 39 percent of Medtronic’s worldwide revenue.
Cardiac Rhythm Disease Management
Cardiac Rhythm Disease Management (CRDM) revenue of $1.337 billion grew nearly 3 percent, or 7 percent after adjusting for an unfavorable $53 million foreign exchange impact. Revenue from implantable cardioverter defibrillators was $775 million, while pacing revenue was $536 million in the quarter. Outside the United States, CRDM revenue grew 10 percent on a constant currency basis, driven by significant growth in Europe and China.
Spinal
Spinal revenue of $915 million grew 7 percent, or 8 percent after adjusting for an unfavorable $17 million foreign exchange impact. Sales of Core Spinal products, which includes Kyphon, increased 11 percent and Spinal revenue outside of the United States increased 24 percent, both on a constant currency basis. Biologics revenue remained flat when compared to the same period last year on a constant currency basis.
CardioVascular
CardioVascular revenue of $689 million grew 9 percent, or 15 percent after adjusting for an unfavorable $37 million currency translation impact. Growth in the CardioVascular business was driven by strong global performance in both the Endovascular and Structural Heart Disease product lines, which grew 41 percent and 16 percent, respectively, on a constant currency basis. The business unit launched the Endeavor® Drug-eluting Stent in Japan during the quarter which helped drive Coronary revenue to $353 million for the quarter.
Neuromodulation
Neuromodulation revenue grew 7 percent to $373 million, or 11 percent after adjusting for an unfavorable $13 million currency translation impact. This growth was fueled by strong sales of the InterStim® Therapy, Activa® Deep Brain Stimulation Therapy and the launch of Activa PC and RC, which are now available in both the United States and Europe.
Diabetes
Diabetes revenue of $295 million grew 10 percent, or 15 percent after adjusting for an unfavorable $14 million currency translation impact, on strong U.S. insulin pump and continuous glucose monitoring (CGM) product sales, as well as sales of consumables in Europe. International sales grew 14 percent on a constant currency basis over the same quarter last year. During the quarter, the business unit launched the Paradigm Veo pump in the United Kingdom and Ireland, the first semi-closed loop product, extending its lead as the only company with a proprietary CGM Sensor Augmented Pump.
Surgical Technologies
Revenue from Surgical Technologies reached $227 million, up 12 percent, or 16 percent after adjusting for an unfavorable $7 million currency translation impact. Revenue in the business unit grew on sales of the monitoring product line, the launch of NIM 3.0 a new nerve integrity monitor and strong ear, nose and throat and neurological power disposable sales. In Europe, sales of navigation equipment used in both brain and spinal surgery procedures were also strong during the quarter.
Physio-Control
Physio-Control reported $97 million in revenue, up 3 percent, or 7 percent after adjusting for an unfavorable $4 million currency translation impact. The launch of the LIFEPAK 15 monitor/defibrillator contributed to revenue growth in the quarter.
“Our solid performance across all businesses demonstrates the strength of our product portfolio and geographic diversity,” said Hawkins. “Our focused efforts to provide innovative solutions to the growing and global challenge of chronic disease are enabling us to bring our therapies to more people than ever before.”
Webcast Information
Medtronic will host a webcast today, Aug. 25, at 8 a.m. EDT (7 a.m. CDT), to provide information about its businesses for the public, analysts and news media. This quarterly webcast can be accessed by clicking on the Investor Relations link on the Medtronic home page at www.medtronic.com and this earnings release will be archived at www.medtronic.com/newsroom. Within 24 hours, a replay of the webcast and a transcript of the company’s prepared remarks will be available in the “Events and Presentations” section of the Investor Relations homepage.
About Medtronic
Medtronic, Inc., headquartered in Minneapolis, is the world’s leading medical technology company, alleviating pain, restoring health and extending life for people with chronic disease. Its Internet address is www.medtronic.com.

This press release contains forward-looking statements regarding our operating momentum, new products and other developments, which are subject to risks and uncertainties, such as competitive factors, difficulties and delays inherent in the development, manufacturing, marketing and sale of medical products, government regulation, general economic conditions and other risks and uncertainties described in Medtronic’s Annual Report on Form 10-K for the year ended April 24, 2009. Actual results may differ materially from anticipated results. Medtronic does not undertake to update its forward-looking statements. Unless otherwise noted, all comparisons made in this news release are on an “as reported basis,” not on a constant currency basis, and references to quarterly figures increasing or decreasing are in comparison to the first quarter of fiscal year 2009.
-end-

MEDTRONIC, INC.
REVENUE BY OPERATING SEGMENT — WORLD WIDE
(Unaudited)

	FY09	FY09	FY09	FY09	FY09	FY10	FY10	FY10	FY10	FY10
($ millions)	QTR 1	QTR 2	QTR 3	QTR 4	Total	QTR 1	QTR 2	QTR 3	QTR 4	Total

REPORTED REVENUE:

CARDIAC RHYTHM DISEASE MANAGEMENT	$1,303	$1,242	$1,169	$1,300	$5,014	$1,337	$—	$—	$—	$1,337
Pacing Systems	526	506	457	494	1,984	536	—	—	—	536
Defibrillation Systems	764	724	694	780	2,962	775	—	—	—	775
Other	13	12	18	26	68	26	—	—	—	26

SPINAL	$859	$829	$832	$881	$3,400	$915	$—	$—	$—	$915
Core Spinal	638	631	627	666	2,560	696	—	—	—	696
Biologics	221	198	205	215	840	219	—	—	—	219

CARDIOVASCULAR	$631	$596	$565	$644	$2,437	$689	$—	$—	$—	$689
Coronary	349	315	296	332	1,292	353	—	—	—	353
Structural Heart	195	186	170	195	747	218	—	—	—	218
Endovascular	87	95	99	117	398	118	—	—	—	118

NEUROMODULATION	$348	$343	$354	$389	$1,434	$373	$—	$—	$—	$373

DIABETES	$269	$272	$277	$296	$1,114	$295	$—	$—	$—	$295

SURGICAL TECHNOLOGIES	$202	$213	$207	$235	$857	$227	$—	$—	$—	$227

PHYSIO-CONTROL	$94	$75	$90	$84	$343	$97	$—	$—	$—	$97

TOTAL	$3,706	$3,570	$3,494	$3,829	$14,599	$3,933	$—	$—	$—	$3,933

ADJUSTMENTS:

CURRENCY IMPACT (1)	$—	$—	$—	$—	$—	$(145)	$—	$—	$—	$(145)

COMPARABLE OPERATIONS (1)	$3,706	$3,570	$3,494	$3,829	$14,599	$4,078	$—	$—	$—	$4,078

(1)	Medtronic management believes that in order to properly understand Medtronic’s short-term and long-term financial trends, investors may wish to consider the impact of foreign currency translation on revenue. In addition, Medtronic management uses results of operations before currency translation to evaluate the operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP.
Note: The data in this schedule has been intentionally rounded to the nearest million and therefore the quarterly revenue may not sum to the fiscal year to date revenue.

MEDTRONIC, INC.
REVENUE BY OPERATING SEGMENT — US
(Unaudited)

	FY09	FY09	FY09	FY09	FY09	FY10	FY10	FY10	FY10	FY10
($ millions)	QTR 1	QTR 2	QTR 3	QTR 4	Total	QTR 1	QTR 2	QTR 3	QTR 4	Total

REPORTED REVENUE :

CARDIAC RHYTHM DISEASE MANAGEMENT	$731	$702	$666	$742	$2,841	$762	$—	$—	$—	$762
Pacing Systems	233	228	206	228	896	247	—	—	—	247
Defibrillation Systems	492	472	454	505	1,923	508	—	—	—	508
Other	6	2	6	9	22	7	—	—	—	7

SPINAL	$682	$647	$658	$691	$2,678	$712	$—	$—	$—	$712
Core Spinal	474	463	464	488	1,889	507	—	—	—	507
Biologics	208	184	194	203	789	205	—	—	—	205

CARDIOVASCULAR	$253	$235	$224	$265	$976	$260	$—	$—	$—	$260
Coronary	120	94	88	108	407	103	—	—	—	103
Structural Heart	92	90	85	96	364	98	—	—	—	98
Endovascular	41	51	51	61	205	59	—	—	—	59

NEUROMODULATION	$238	$249	$254	$279	$1,019	$265	$—	$—	$—	$265

DIABETES	$167	$180	$188	$200	$736	$193	$—	$—	$—	$193

SURGICAL TECHNOLOGIES	$127	$136	$132	$149	$545	$142	$—	$—	$—	$142

PHYSIO-CONTROL	$51	$47	$50	$45	$192	$57	$—	$—	$—	$57

TOTAL	$2,249	$2,196	$2,172	$2,371	$8,987	$2,391	$—	$—	$—	$2,391

ADJUSTMENTS :

CURRENCY IMPACT	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

COMPARABLE OPERATIONS	$2,249	$2,196	$2,172	$2,371	$8,987	$2,391	$—	$—	$—	$2,391

Note: The data in this schedule has been intentionally rounded to the nearest million and therefore the quarterly revenues may not sum to the fiscal year to date revenue.

MEDTRONIC, INC.
REVENUE BY OPERATING SEGMENT — INTERNATIONAL
(Unaudited)

	FY09	FY09	FY09	FY09	FY09	FY10	FY10	FY10	FY10	FY10
($ millions)	QTR 1	QTR 2	QTR 3	QTR 4	Total	QTR 1	QTR 2	QTR 3	QTR 4	Total

REPORTED REVENUE:

CARDIAC RHYTHM DISEASE MANAGEMENT	$572	$540	$503	$558	$2,173	$575	$—	$—	$—	$575
Pacing Systems	293	278	251	266	1,088	289	—	—	—	289
Defibrillation Systems	272	252	240	275	1,039	267	—	—	—	267
Other	7	10	12	17	46	19	—	—	—	19

SPINAL	$177	$182	$174	$190	$722	$203	$—	$—	$—	$203
Core Spinal	164	168	163	178	671	189	—	—	—	189
Biologics	13	14	11	12	51	14	—	—	—	14

CARDIOVASCULAR	$378	$361	$341	$379	$1,461	$429	$—	$—	$—	$429
Coronary	229	221	208	224	885	250	—	—	—	250
Structural Heart	103	96	85	99	383	120	—	—	—	120
Endovascular	46	44	48	56	193	59	—	—	—	59

NEUROMODULATION	$110	$94	$100	$110	$415	$108	$—	$—	$—	$108

DIABETES	$102	$92	$89	$96	$378	$102	$—	$—	$—	$102

SURGICAL TECHNOLOGIES	$75	$77	$75	$86	$312	$85	$—	$—	$—	$85

PHYSIO-CONTROL	$43	$28	$40	$39	$151	$40	$—	$—	$—	$40

TOTAL	$1,457	$1,374	$1,322	$1,458	$5,612	$1,542	$—	$—	$—	$1,542

ADJUSTMENTS:

CURRENCY IMPACT (1)	$—	$—	$—	$—	$—	$(145)	$—	$—	$—	$(145)

COMPARABLE OPERATIONS (1)	$1,457	$1,374	$1,322	$1,458	$5,612	$1,687	$—	$—	$—	$1,687

(1)	Medtronic management believes that in order to properly understand Medtronic’s short-term and long-term financial trends, investors may wish to consider the impact of foreign currency translation on revenue. In addition, Medtronic management uses results of operations before currency translation to evaluate the operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP.
Note: The data in this schedule has been intentionally rounded to the nearest million and therefore the quarterly revenue may not sum to the fiscal year to date revenue.

MEDTRONIC, INC.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited)

	Three months ended
	July 31,	July 25,
	2009	2008
	(in millions, except per share data)
Net sales	$3,933	$3,706

Costs and expenses:
Cost of products sold	966	855
Research and development expense	370	324
Selling, general and administrative expense	1,368	1,318
Restructuring charges	62	96
Certain litigation charges	444	—
Other expense, net	96	151
Interest expense, net	66	47

Total costs and expenses	3,372	2,791

Earnings before income taxes	561	915

Provision for income taxes	116	192

Net earnings	$445	$723

Basic earnings per share	$0.40	$0.64

Diluted earnings per share	$0.40	$0.64

Basic weighted average shares outstanding	1,112.6	1,125.2
Diluted weighted average shares outstanding	1,114.6	1,131.7

Cash dividends declared per common share	$0.205	$0.188

MEDTRONIC, INC.
RECONCILIATION OF CONSOLIDATED GAAP NET EARNINGS
TO CONSOLIDATED NON-GAAP NET EARNINGS
(Unaudited)
(in millions, except per share data)

	Three months ended
	July 31,		July 25,		Percentage
	2009		2008		Change

Net earnings, as reported	$445		$723		-38%
Restructuring charges	50	(a)	66	(d)
Certain litigation charges	360	(b)	—
Impact of FSP APB No. 14-1 on interest expense, net	28	(c)	24	(c)

Non-GAAP net earnings	$883		$813		9%

MEDTRONIC, INC.
RECONCILIATION OF CONSOLIDATED GAAP DILUTED EPS
TO CONSOLIDATED NON-GAAP DILUTED EPS
(Unaudited)

	Three months ended
	July 31,		July 25,		Percentage
	2009		2008		Change

Diluted EPS, as reported	$0.40		$0.64		-38%
Restructuring charges	0.04	(a)	0.06	(d)
Certain litigation charges	0.32	(b)	—
Impact of FSP APB No. 14-1 on interest expense, net	0.03	(c)	0.02	(c)

Non-GAAP diluted EPS	$0.79		$0.72		10%

(a) The $50 million ($0.04 per share) after-tax ($69 million pre-tax) restructuring charge is the net impact of a $52 million after-tax charge related to restructuring initiatives that the Company began in the fourth quarter of fiscal year 2009, offset by a $2 million after-tax net reversal of excess reserves related to the global realignment initiative that began in the fourth quarter of fiscal year 2008. The fiscal year 2009 initiatives are designed to streamline operations and further align resources around the Company’s higher growth opportunities. This initiative impacts most businesses and certain corporate functions. In the first quarter of fiscal year 2010, the Company recognized expense associated with compensation and early retirement benefits provided to employees which could not be accrued in the fourth quarter of fiscal year 2009. In addition, the Company recorded $4 million of the after-tax expense ($7 million pre-tax) within cost of products sold related to inventory write-offs and production-related asset impairments associated with these restructuring activities. The $2 million after-tax net reversal is primarily a result of a $5 million after-tax reversal due to favorable severance negotiations with certain employee populations outside the U.S. as well as a higher than expected percentage of employees identified for elimination finding positions elsewhere within the Company partially offset by a $3 million after-tax charge the Company recorded in the first quarter of fiscal year 2010 related to the further write-down of a non-inventory related asset resulting from the continued decline in the international real estate market. In addition to disclosing restructuring charges that are determined in accordance with U.S. generally accepted accounting principles (GAAP), Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these restructuring charges. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these restructuring charges when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.
(b) The $360 million ($0.32 per share) after-tax ($444 million pre-tax) certain litigation charges are related to the resolution of all outstanding intellectual property litigation with Abbott Laboratories (Abbott). The terms of the agreement stipulate that neither party will sue each other in the field of coronary stent and stent delivery systems for a period of at least 10 years, subject to certain conditions. Both parties also agreed to a cross-license of the disputed patents within the defined field. The $444 million pre-tax settlement amount includes a $400 million payment to Abbott and a $42 million success payment to be made to evYsio Medical Devices, LLC (evYsio). In addition, a $2 million payment is to be made to evYsio in order to expand the definition of the license field from evYsio. In addition to disclosing certain litigation charges that are determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these certain litigation charges. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these certain litigation charges when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.

(c) The adoption of Financial Accounting Standards Board (FASB) Staff Position (FSP) Accounting Principles Board (APB) Opinion No. 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement) (FSP APB No. 14-1), has resulted in an after-tax impact to net earnings of $28 million ($0.03 per share) and $24 million ($0.02 per share) for the three months ended July 31, 2009 and July 25, 2008, respectively. The pre-tax impact to interest expense, net was $43 million and $38 million for the three months ended July 31, 2009 and July 25, 2008, respectively. In addition to disclosing the financial statement impact of FSP APB No. 14-1 that is determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding the impact of FSP APB No. 14-1. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates the impact of FSP APB No. 14-1 when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.
(d) The $66 million ($0.06 per share) after-tax ($96 million pre-tax) restructuring charge is related to a global realignment initiative that the Company began in the fourth quarter of fiscal year 2008. This initiative focuses on shifting resources to those areas where the Company has the greatest opportunities for growth and attempts to streamline operations to drive operating leverage. The global realignment initiative impacts most businesses and certain corporate functions. The majority of the expense recognized in the first quarter of fiscal year 2009 was related to the execution of our global realignment initiative outside the United States. This includes the realignment of personnel throughout Europe and the Emerging Markets and the closure of an existing facility in the Netherlands that has been integrated into the U.S. operations. The remainder of the expense is associated with compensation provided to employees identified in the fourth quarter of fiscal year 2008 whose employment terminated with the Company in the first quarter of fiscal year 2009. These incremental costs were not accrued in the fourth quarter of fiscal year 2008 because these benefits had not yet been communicated to the impacted employees. In addition to disclosing restructuring charges that are determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these restructuring charges. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these restructuring charges when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.

MEDTRONIC, INC.
CONSTANT CURRENCY GROWTH BY OPERATING SEGMENT — WORLD WIDE
(Unaudited)

					Constant
	FY 10	FY 09	Percentage	Currency	Currency
($ millions)	QTR 1	QTR 1	Change	Impact (a)	Growth (a)

REPORTED REVENUE :

CARDIAC RHYTHM DISEASE MANAGEMENT	$1,337	$1,303	3%	-4%	7%
Pacing Systems	536	526	2%	-5%	7%
Defibrillation Systems	775	764	1%	-4%	5%
Other	26	13	100%	—%	100%

SPINAL	$915	$859	7%	-1%	8%
Core Spinal	696	638	9%	-2%	11%
Biologics	219	221	-1%	-1%	—%

CARDIOVASCULAR	$689	$631	9%	-6%	15%
Coronary	353	349	1%	-7%	8%
Structural Heart	218	195	12%	-4%	16%
Endovascular	118	87	36%	-5%	41%

NEUROMODULATION	$373	$348	7%	-4%	11%

DIABETES	$295	$269	10%	-5%	15%

SURGICAL TECHNOLOGIES	$227	$202	12%	-4%	16%

PHYSIO-CONTROL	$97	$94	3%	-4%	7%

TOTAL	$3,933	$3,706	6%	-4%	10%

(a)	Medtronic believes that in order to properly understand Medtronic’s short-term and long-term financial trends, investors may wish to consider the impact of foreign currency translation on revenue. In addition, Medtronic management uses results of operations before currency translation to evaluate the operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, an not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP.

MEDTRONIC, INC.
CONSTANT CURRENCY GROWTH BY OPERATING SEGMENT — INTERNATIONAL
(Unaudited)

					Constant
	FY 10	FY 09	Percentage	Currency	Currency
($ millions)	QTR 1	QTR 1	Change	Impact (a)	Growth (a)

REPORTED REVENUE :

CARDIAC RHYTHM DISEASE MANAGEMENT	$575	$572	1%	-9%	10%
Pacing Systems	289	293	-1%	-9%	8%
Defibrillation Systems	267	272	-2%	-10%	8%
Other	19	7	171%	—%	171%

SPINAL	$203	$177	15%	-9%	24%
Core Spinal	189	164	15%	-9%	24%
Biologics	14	13	8%	-15%	23%

CARDIOVASCULAR	$429	$378	13%	-10%	23%
Coronary	250	229	9%	-11%	20%
Structural Heart	120	103	17%	-7%	24%
Endovascular	59	46	28%	-11%	39%

NEUROMODULATION	$108	$110	-2%	-12%	10%

DIABETES	$102	$102	—%	-14%	14%

SURGICAL TECHNOLOGIES	$85	$75	13%	-10%	23%

PHYSIO-CONTROL	$40	$43	-7%	-9%	2%

TOTAL	$1,542	$1,457	6%	-10%	16%

(a)	Medtronic believes that in order to properly understand Medtronic’s short-term and long-term financial trends, investors may wish to consider the impact of foreign currency translation on revenue. In addition, Medtronic management uses results of operations before currency translation to evaluate the operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, an not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP.

MEDTRONIC, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	July 31,	April 24,
	2009	2009
	(in millions, except per share data)
ASSETS

Current assets:
Cash and cash equivalents	$1,022	$1,271
Short-term investments	522	405
Accounts receivable, less allowances of $63 and $61, respectively	3,113	3,123
Inventories	1,492	1,426
Deferred tax assets, net	600	605
Prepaid expenses and other current assets	535	622

Total current assets	7,284	7,452
Property, plant and equipment	5,057	4,887
Accumulated depreciation	(2,724)	(2,608)

Property, plant and equipment, net	2,333	2,279
Goodwill	8,226	8,195
Other intangible assets, net	2,408	2,477
Long-term investments	3,037	2,769
Other assets	286	416

Total assets	$23,574	$23,588

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Short-term borrowings	$658	$522
Accounts payable	373	382
Accrued compensation	662	901
Accrued income taxes	123	130
Other accrued expenses	1,316	1,212

Total current liabilities	3,132	3,147

Long-term debt	6,307	6,253
Long-term accrued compensation and retirement benefits	351	329
Long-term accrued income taxes	485	475
Long-term deferred tax liabilities, net	62	115
Other long-term liabilities	93	87

Total liabilities	10,430	10,406

Commitments and contingencies	—	—

Shareholders’ equity:
Preferred stock— par value $1.00	—	—
Common stock— par value $0.10	111	112
Retained earnings	13,243	13,272
Accumulated other comprehensive loss	(210)	(202)

Total shareholders’ equity	13,144	13,182

Total liabilities and shareholders’ equity	$23,574	$23,588

MEDTRONIC, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three months ended
	July 31,	July 25,
	2009	2008
	(in millions)
Operating Activities:
Net earnings	$445	$723
Adjustments to reconcile net earnings to net cash provided by operating activities:
Certain litigation charges	444	—
Depreciation and amortization	188	173
Amortization of discount on senior convertible notes	43	38
Provision for doubtful accounts	8	6
Deferred income taxes	60	(3)
Stock-based compensation	62	55
Excess tax benefit from exercise of stock-based awards	4	(11)
Change in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable	29	42
Inventories	(35)	(59)
Accounts payable and accrued liabilities	(136)	(81)
Other operating assets and liabilities	7	110
Certain litigation payments	(494)	(193)

Net cash provided by operating activities	625	800

Investing Activities:
Acquisitions, net of cash acquired	—	(29)
Additions to property, plant and equipment	(150)	(127)
Purchases of marketable securities	(1,156)	(1,103)
Sales and maturities of marketable securities	860	558
Other investing activities, net	(83)	21

Net cash used in investing activities	(529)	(680)

Financing Activities:
Change in short-term borrowings, net	134	481
Issuance of long-term debt	60	—
Payments on long-term debt	(52)	(300)
Dividends to shareholders	(228)	(211)
Issuance of common stock	36	198
Excess tax benefit from exercise of stock-based awards	(4)	11
Repurchase of common stock	(344)	(175)

Net cash provided by (used in) financing activities	(398)	4

Effect of exchange rate changes on cash and cash equivalents	53	(14)

Net change in cash and cash equivalents	(249)	110

Cash and cash equivalents at beginning of period	1,271	1,060

Cash and cash equivalents at end of period	$1,022	$1,170